Shopify Delivers Again as Merchants Clear $100 Billion in Q1 GMV
May 5, 2026 - Shopify announced today financial results for the quarter ended March 31, 2026. Shopify achieved 34% revenue growth and 15% free cash flow margins.
"Shopify has entered the AI era with a clear edge: strong, durable growth and two decades of commerce intelligence. That puts us in a category of one, and we're about to see that advantage compound throughout 2026," said Harley Finkelstein, President of Shopify.
Jeff Hoffmeister, Chief Financial Officer, said, "Q1 delivered broad-based growth across geographies, merchant sizes, and channels, with over $100 billion of GMV in the first quarter alone. That is the platform compounding. The durability of this model allows us to invest strategically in growth, both in the merchant-facing tools that drive commerce innovation and in the internal capabilities that let us build and ship faster. ”
Selected Business Performance Information(1)
(In US $ millions, except percentages)

	Three months ended
	March 31, 2026	March 31, 2025
GMV	100,743	74,750

MRR	212	182

Revenue	3,170	2,360

Gross profit	1,546	1,169

Operating income	382	203

Free cash flow	476	363

YoY revenue growth rate	34%	27%

Free cash flow margin	15%	15%
(1) See endnotes below for definitions of GMV and MRR and additional information on free cash flow and free cash flow margin, which are non-GAAP financial measures and are reconciled to the comparable GAAP measures in the non-GAAP reconciliation at the end of this press release.

2026 Outlook
The outlook that follows supersedes all prior financial outlook statements made by Shopify, constitutes forward-looking information within the meaning of applicable securities laws, is based on a number of assumptions, and is subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Shopify’s control. Please see "Forward-looking Statements" at the end of this press release.
For the second quarter of 2026, we expect:
•Revenue to grow at a high-twenties percentage rate on a year-over-year basis;
•Gross profit dollars to grow at a mid-twenties percentage rate on a year-over-year basis;
•Operating expenses as a percentage of revenue to be 35% to 36%;
•Stock-based compensation to be $145 million; and
•Free cash flow margin to be in the mid-teens.
Quarterly Conference Call
Shopify’s management team will hold a conference call to discuss our first-quarter results today, May 5, 2026, at 8:30 a.m. ET. The conference call will be webcast in the Investor Relations section of Shopify’s website at www.shopify.com/investors/events. An archived replay of the webcast will be available following the conclusion of the call.
Shopify’s Form 10-Q for the quarter ended March 31, 2026, including the unaudited Condensed Consolidated Financial Statements and accompanying Notes, and Management's Discussion and Analysis, will be available on Shopify’s website at www.shopify.com and will be filed on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca.
About Shopify
Shopify provides essential internet infrastructure for commerce. Shopify’s all-in-one platform makes it easier to start, run, and grow a business, powering sales online, in-store, and everywhere in between. Millions of businesses in 175+ countries use Shopify—from entrepreneurs to brands like Aldo, BarkBox, Carrier, Meta, Vuori, SKIMS, and Supreme.
For more information, visit www.shopify.com

CONTACT INVESTORS:	Carrie Gillard	CONTACT MEDIA:	Ben McConaghy
	Director, Investor Relations		Director, Communications
	IR@shopify.com		press@shopify.com

Shopify Inc. Condensed Consolidated Statements of Operations
(In US $ millions)

	Three months ended
	March 31, 2026	March 31, 2025
Revenues
Subscription solutions	750	620
Merchant solutions	2,420	1,740
	3,170	2,360
Cost of revenues
Subscription solutions	148	123
Merchant solutions	1,476	1,068
	1,624	1,191
Gross profit	1,546	1,169
Operating expenses
Sales and marketing	496	405
Research and development	437	377
General and administrative	115	109
Transaction and loan losses	116	75
Total operating expenses	1,164	966
Operating income	382	203
Net other expense, including taxes(2)	(963)	(885)
Net loss	(581)	(682)
less: equity investments, marked to market, net of taxes	(941)	(908)
Net income excluding the impact of equity investments(3)	360	226

(2) Net other expense, including taxes includes interest income, gains and losses on equity and other investments, foreign exchange gains and losses, and our provision for income taxes.
(3) Net income excluding the impact of equity investments is a non-GAAP financial measure which is reconciled at the end of this press release. This measure excludes the impact of any gains or losses on our equity investments in third parties. Shopify believes this measure provides useful information to investors given that valuations of third parties in public and private markets are outside of our control, and therefore, fluctuations in those valuations are not relevant to the fundamentals of our business and have little analytical or predictive value regarding our ability to drive operational results. This measure does not have a standardized meaning under US GAAP and may not be comparable to similar measures presented by other companies. GAAP and non-GAAP diluted net income (loss) per share are available in the Financial Supplemental posted on www.shopify.com/investors.
Note: More detailed Condensed Consolidated Statements of Operations and Comprehensive Loss are available in the Quarterly Report on Form 10-Q filed concurrently with this press release with US and Canadian regulators and available on www.sec.gov and www.sedarplus.ca.

Shopify Inc. Condensed Consolidated Balance Sheets
(In US $ millions)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	1,848	1,545
Marketable securities	3,895	4,233
Trade and other receivables, net	449	500
Loans and merchant cash advances, net	2,097	1,784
Other current assets	206	234
	8,495	8,296
Long-term assets
Long-term assets(4)	196	210
Deferred tax assets	117	33
Long-term investments	708	975
Equity and other investments	3,533	4,582
Equity method investment	581	602
Goodwill	491	491
	5,626	6,893
Total assets	14,121	15,189
Liabilities and shareholders’ equity
Liabilities
Accounts payable	529	570
Deferred tax liabilities	—	55
Other liabilities(5)	1,091	1,091
	1,620	1,716
Shareholders’ equity	12,501	13,473
Total liabilities and shareholders’ equity	14,121	15,189

(4) Long-term assets includes Property and equipment, net, Operating lease right-of-use assets, net, Intangible assets, net, and Other long-term assets.
(5) Other liabilities includes Accrued liabilities, Current and Long-term Deferred revenue, and Operating lease liabilities.
Note: More detailed Condensed Consolidated Balance Sheet and Notes to the Condensed Consolidated Financial Statements are available in the Quarterly Report on Form 10-Q filed concurrently with this press release with US and Canadian regulators and available on www.sec.gov and www.sedarplus.ca.

Shopify Inc. Condensed Consolidated Statements of Cash Flows
(In US $ millions)

	Three months ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities
Net loss for the period	(581)	(682)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and depreciation	7	8
Stock-based compensation	132	114
Provision for transaction and loan losses	48	43
Deferred income tax recovery	(139)	(129)
Revenue related to non-cash consideration	(12)	(13)
Net loss on equity and other investments	1,061	1,021
Net loss on equity method investment	21	23
Unrealized foreign exchange loss (gain)	14	(12)
Changes in operating assets and liabilities	(70)	(6)
Net cash provided by operating activities	481	367
Cash flows from investing activities
Purchases of property and equipment	(5)	(4)
Purchases of marketable securities	(843)	(1,718)
Maturities of marketable securities	1,463	1,331
Purchases and originations of loans	(1,349)	(805)
Repayments and sales of loans	1,043	637
Purchases of equity and other investments	(1)	(4)
Acquisition of businesses, net of cash acquired	—	(56)
Other	2	—
Net cash provided by (used in) investing activities	310	(619)
Cash flows from financing activities
Proceeds from the exercise of stock options	6	59
Repurchases of common stock	(491)	—
Net cash (used in) provided by financing activities	(485)	59
Effect of foreign exchange on cash, cash equivalents and restricted cash	(3)	4
Net increase (decrease) in cash, cash equivalents and restricted cash	303	(189)
Cash, cash equivalents and restricted cash – beginning of period	1,545	1,498
Cash, cash equivalents and restricted cash – end of period	1,848	1,309

Reconciliation of Non-GAAP Financial Measures
Free Cash Flow Reconciliation
(In US $ millions, except percentages)
The following table illustrates how free cash flow is calculated in this press release:

	Three months ended
	March 31, 2026	March 31, 2025
Net cash provided by operating activities	481	367
less: capital expenditures(6)	(5)	(4)
Free cash flow	476	363
Revenue	3,170	2,360
Free cash flow margin	15%	15%

Net Income Excluding the Impact of Equity Investments Reconciliation
(In US $ millions)
The following table illustrates how Net income excluding the impact of equity investments is calculated in this press release:

	Three months ended
	March 31, 2026	March 31, 2025
Net loss	(581)	(682)
less: equity investments, marked to market, net of taxes	(941)	(908)
Net income excluding the impact of equity investments(3)	360	226
(6) Capital expenditures is equivalent to the amount included in “Purchases of property and equipment” on our Condensed Consolidated Statements of Cash Flows for the reported period.

Constant Currency Analysis
(In US $ millions, except percentages)
The following table converts our GMV, revenues, gross profit, and operating income using the comparative period's monthly average exchange rates. We have provided the below disclosure as we believe it presents a clear comparison of our period-to-period operating results by removing the impact of fluctuations in foreign exchange rates and to assist investors in understanding our financial and operating performance. The table below and our Condensed Consolidated Statements of Operations disclosure are supplements to our Condensed Consolidated Financial Statements, which are prepared and presented in accordance with US GAAP (excluding GMV).

	Three months ended March 31,
	GMV	Revenue	Subscription solutions revenue	Merchant solutions revenue	Gross profit	Operating income
2025 as reported	74,750	2,360	620	1,740	1,169	203
2026 as reported	100,743	3,170	750	2,420	1,546	382
Percentage change YoY	35%	34%	21%	39%	32%	88%
Constant currency impact	3,302	54	10	44	32	21
Percentage change YoY constant currency	30%	32%	19%	37%	30%	78%

Regulatory Disclosures and Forward-looking Statements
Advisory Regarding Forward-looking Statements
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”), including statements related to Shopify’s financial outlook, such as expected revenue and expenses for the next fiscal quarter, Shopify's expectations regarding its ability to support merchants as they scale, and Shopify's expectations regarding the development of emerging technologies, including AI. These statements can be identified by words such as "will" and “expect” and are based on Shopify's current projections and expectations about future events and financial results. Known and unknown risks may cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, the Company’s ability to maintain expected growth and manage expenses, the impact of changes in economic conditions and consumer spending in key markets such as the United States, Europe, and globally, the impact of measures that affect international trade, including tariffs, the adoption and impact of emerging technologies such as AI, our reliance on third-party providers to deliver services, a cyberattack or security breach, and serious errors or defects in software or hardware. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are set out in Shopify's Form 10-Q under the heading “Risk Factors” and other filings made with US and Canadian securities regulators, available at www.sec.gov and www.sedarplus.ca. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to management on the date hereof and represent management’s beliefs regarding future events, projections, and financial trends, which, by their nature, are inherently uncertain. The forward-looking statements are provided to give additional information about management’s expectations and beliefs and may not be appropriate for other purposes. Shopify undertakes no duty to publicly update or revise any forward-looking statements, except as may be required by law.

Endnotes:
Gross Merchandise Volume, or GMV, represents the total dollar value of orders facilitated through the Shopify platform including certain apps and channels for which a revenue-sharing arrangement is in place in the period, net of refunds, and inclusive of shipping and handling, duty, and value-added taxes.
Monthly Recurring Revenue, or MRR, is the aggregate value of all subscription plans, excluding variable platform fees, in effect on the last day of the period, assuming merchants maintain their subscription the following month and is used by management as a directional indicator of subscription solutions revenue going forward.
Free cash flow and free cash flow margin are non-GAAP financial measures that are reconciled in the non-GAAP reconciliation within this press release. These non-GAAP financial measures do not have standardized meanings under US GAAP and may not be comparable to similar measures presented by other companies. Shopify believes free cash flow and free cash flow margin provide useful information to help investors and others understand our operating results and the performance of our business in the same manner as management. Shopify does not reconcile forward-looking non-GAAP free cash flow margin because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Free cash flow is a non-GAAP financial measure calculated as cash flow from operations less capital expenditures.